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                                                                   EXHIBIT 99.1

Investor Contact:
Steven E. Klei
Senior Vice President, Finance
Chief Financial Officer
(925) 737-3110

FOR IMMEDIATE RELEASE

             PROBUSINESS SERVICES ACQUIRES CONDUIT SOFTWARE

   EXPANDS EARLY LEADERSHIP POSITION IN WEB DELIVERY OF EMPLOYEE SERVICES

Pleasanton, Calif.--April 27, 1999--ProBusiness Services, Inc. (Nasdaq: PRBZ), a leading provider of outsourced employee administrative services for large employers nationwide, today announced it has acquired Conduit Software.
Based outside Atlanta, Conduit is a leading supplier of employee relationship management (ERM) applications, which automate business processes among employees, managers, and third parties. The acquisition will enable ProBusiness to deliver a broad set of workflow-based, Web-delivered applications coupled with ProBusiness's proven outsourced services.

"This acquisition dramatically expands the market opportunity for ProBusiness," observed Tom Sinton, chairman, president and chief executive officer. "We currently provide services primarily targeted at automating business processes for the Payroll and Human Resource departments--an attractive market, but representing only one department within our clients business, about 2% of our clients' employees. With Conduit, we gain the ability to expand the range of business processes we automate to include the entire employee base impacting the remaining 98% of the employees. We believe these services will offer clients compelling economic benefits, along with more satisfied employees. For ProBusiness, this represents a substantial revenue opportunity, as well as a tool for further competitive differentiation."

Conduit President and Chief Executive Officer, Tom Clements agrees. "Over the past two years, we've seen this market develop from a dream within Human Resource departments to a reality. By joining forces with a leader in the delivery of complementary services, we will now have the ability to bring an integrated solution to market, based on the most advanced technology. That's an exciting proposition, and we're delighted to be part of the ProBusiness team."

Under the terms of the agreement, ProBusiness issued approximately 1.8 million shares of common stock in the acquisition, which will be accounted for as a pooling-of-interests transaction. ProBusiness anticipates it will record one-time charges in connection with the acquisition of approximately $3.5 million in the fourth quarter of fiscal 1999. The 50 members of Conduit's staff will remain in the Atlanta area as ProBusiness employees, with Tom Clements, president and chief executive officer of Conduit Software, becoming vice president of Employee Self-Service Division and reporting to Tom Sinton, president and chief executive officer of ProBusiness.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF, AMONG OTHER THINGS, CONTINUED CLIENT ACQUISITION COSTS INCURRED IN ADVANCE OF REVENUES, INVESTMENTS IN RESEARCH AND DEVELOPMENT, EXPANSION OF SALES EFFORTS AND OPERATIONS TO NEW GEOGRAPHIC REGIONS, EXPANSION OF NEW AND EXISTING SERVICES, INVESTMENT IN MANAGEMENT INFRASTRUCTURE TO SUPPORT THE COMPANY'S EXPECTED GROWTH, THE INITIATION, COMPLETION OR INTEGRATION OF ANY STRATEGIC ACQUISITION, THE NUMBER AND SIZE OF NEW CLIENTS STARTING SERVICES, A DELAY OR CANCELLATION OF CLIENT SERVICES, INTEREST RATE FLUCTUATIONS, SEASONALITY AND COMPETITION. REFER TO OUR PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ADDITIONAL FACTORS WHICH COULD MAKE ACTUAL RESULTS DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS.

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ABOUT PROBUSINESS SERVICES, INC.

Founded in 1984, ProBusiness provides outsourced payroll processing, payroll tax and benefits administration services, as well as human resources software, to large employers within diverse industries. Leveraging a unique PC-based solution, ProBusiness's services can work standalone or together, offering clients flexibility and high levels of control over their employee administrative processes. In 1998, ProBusiness was named one of the fastest growing technology companies in Deloitte & Touche's "Technology Fast 500" Program and Silicon Valley's top 50 technology companies. Recently, BLOOMBERG MAGAZINE named ProBusiness to its list of Top 100 Stock Picks in 1998.

The Company has more than 1,750 clients and approximately 750 employees, with headquarters in Pleasanton, Calif. and regional offices in Bridgewater, NJ, Irvine, CA, Bellevue, WA and Norcross, GA. The ProBusiness World Wide Web site can be accessed at http://www.probusiness.com. ProBusiness shares trade on NASDAQ under the symbol PRBZ.

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ProBusiness and the ProBusiness logo are registered trademarks of ProBusiness
Services, Inc.